Christopher D. Maher
President & Chief Executive Officer
May 6, 2015
OceanFirst Financial Corp.
OceanFirst Financial Corp.
2015 Annual Meeting
2015 Annual Meeting
Of Shareholders
Of Shareholders
Exhibit 99.1

OceanFirst Financial Corp.

Forward Looking Statements:
This presentation contains certain forward-looking statements within the meaning of the Private Securities
Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view,"
"opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/ regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2014 and subsequent securities filings and should be considered in evaluating forward-
looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Discussion Topics • 2014 Highlights • 2015 First Quarter Highlights • Areas of Strategic Focus • Questions and Answers 3

2014 Highlights

•
Increased dividend 8% to $0.13 per quarter in October 2014
•
Repurchased 551,291 common shares
•
Demonstrated earnings strength of $1.19 per share; 9.18% ROE &
0.86% ROA
•
Stabilized net interest margin at 3.31%
•
Maintained tangible common equity at 9.26% of total assets
•
Grew commercial loan portfolio $144.4 million
•
Announced the addition of a new commercial lending team to be located in Mercer County, New Jersey

2014 Highlights – Risk Management

For the year ended December 31, 2014:
•
Interest Rate Risk Management
Extended $144 million of FHLB advances into 3 – 5 year terms
$72 million of retail checking migrated to non-interest bearing
Core deposits
(1)
are 88.0% of total deposits, a significant benefit in a rising rate environment
•
Asset Quality Improvements
Non-performing loans decreased by 60%, or $27.1 million, to $18.3 million at
December 31, 2014
Credit metrics improved as non-performing loans as a percent of total loans receivable decreased to 1.06% from 2.88%, and Allowance for Loan Losses as a percent of total non-performing loans increased to 89.13% from 46.14%
(1)
Core deposits are all deposits except time deposits

2015 Highlights – First Quarter

•
Announced a merger agreement with Colonial American Bank. Colonial operates two full service banking centers in Middletown and Shrewsbury, New Jersey, with total assets of $143.7 million
•
Grew commercial loan portfolio $41.3 million, 22.5% annualized; 7 th
consecutive quarter of double
digit percentage growth
A new commercial lending team located in Mercer County, New Jersey, began operations and provided strong support for the commercial loan growth
The Bank’s conservative credit culture was further enhanced with the addition of a highly experienced Chief Credit Officer
•
Deposit growth totaled $80.8 million which included $73.7 million of core deposits (all deposits except time deposits)
•
Earnings per share of $0.32; 9.6% ROE & 0.89% ROA annualized
Net interest margin relatively stable at 3.24%
Expense discipline led to reductions in operating expenses of 4.6%, as compared to the prior linked quarter and 2.6%, as compared to the same prior year quarter.
•
Tangible common equity of 9.2% of assets

Areas of Strategic Focus
•
Continued Emphasis on Commercial Banking
•
Renewed Focus on Deposit Gathering and Branching
•
Acquisition of Colonial American
•
Geographic Expansion via Mercer Loan Production Office

Mar 2015
Dec 2009
Dec 1996
0%
20%
40%
60%
80%
100%

OCEANFIRST

Strategic Loan Composition Transition

C&I
(1)
(1)
Commercial loan (CRE and C&I) duration of 3.2 years
(45.2%)
Residential R.E.
Consumer
& Other
C&I
Owner-
Occupied CRE
Investment CRE
Residential R.E.
Consumer
& Other
Investment
CRE
Owner-
Occupied CRE
Residential R.E.
Consumer
& Other
Investment
CRE

$375
$350
$325
$300
$275
$250
$225
$200
Balances (millions)
7,200
7,100
7,000
6,900
6,800
6,700
6,600
6,500
6,400
6,300
6,200
6,100
6,000
# of Accounts
12/31/10
3/31/11
6/30/11
9/30/11
12/31/11
3/31/12
6/30/12
9/30/12
12/31/12
3/31/13
6/30/13
9/30/13
12/31/13
3/31/14
6/30/14
9/30/14
12/31/14
3/31/15
Balances (000s)
Accounts

Deposit Transition Supported by Strategic Focus on Business Checking 9

Deposit Driven Technology and Delivery Systems
Mobile Banking
Added mobile deposit capture
in 2013.  More than 14,000
depositors use mobile, text or
smart phone apps monthly.

Online Banking & Bill Pay
In 2014, 42% of depositors used
online banking and an average of
34,000 bills were paid with online
bill pay service each month.
Check Card
Over 6 million transactions
processed in 2014, a 10.7%
increase from 2013.  Rewards
program promotes usage.
ATM & Interactive Teller (ITM)
Invested $900,000 to upgrade ATM fleet
to intelligent terminals in 2014; self-
service deposits more than doubled. First
ITM deployed in April 2014.
Commercial Cash Management
Added Remote Deposit Capture
(RDC) in 2007. In 2014, 88 clients
processed over 600,000 checks
using RDC.

New York
Middlesex
Mercer
Monmouth
Philadelphia
Ocean
Retail Branches
Colonial Retail Branches
Wealth Management Office & Loan Production Office
Electronic Services Locations

OCEANFIRST

Colonial American Bank Acquisition

Supports
existing Red
Bank Financial
Center
• Deal valued at $11.3 million
• Favorable financial terms
• Modest execution risk
• Projected closing prior to year-
end 2015
• Requires regulatory and CAB
shareholder approvals

New York
Philadelphia
Middlesex
Mercer
Monmouth
Ocean
Retail Branches
Colonial Retail Branches
Wealth Management Office & Loan Production Office
Electronic Services Locations

OCEANFIRST

Additional Jackson Branch – Second Quarter 2015 12 Second Jackson Branch Opening in 2015 • Projected Opening June 2015 • Strengthens Market Presence • Streamlined Operating Model

Questions and Answers Questions and Answers 13

THANK YOU FOR ATTENDING THE 2015 ANNUAL MEETING OF SHAREHOLDERS 14